UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 25, 2007

MIDWEST AIR GROUP, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-13934	39-1828757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6744 South Howell Avenue, Oak Creek, Wisconsin 53154
(Address of principal executive offices, including zip code)

(414) 570-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer
of Listing.

On June 25, 2007, Midwest Air Group, Inc. (the “Company”) notified the American Stock Exchange (the “AMEX”) that due to the anticipated results of the election of directors at the 2007 annual meeting of shareholders of the Company described below, the audit committee of the board of directors of the Company, which included Mr. Frederick P. Stratton, Jr., would have two members.  The Company received a warning letter from the AMEX dated June 25, 2007 noting that the audit committee must be composed of at least three independent directors and that therefore the Company would not be in compliance with Section 121(B)(2)(a) of the AMEX Company Guide.  While the AMEX has given the Company until September 25, 2007 to regain compliance, the Company has indicated that an additional independent director is expected to be appointed to the audit committee at the next meeting of the board of directors, which is expected to be held within the next 30 days.

Item 8.01.

Other Events.

On June 26, 2007, the Company confirmed at its reconvened 2007 annual meeting of shareholders, adjourned from the original meeting date of June 14, 2007, that the Company’s shareholders have elected John M. Albertine, Jeffrey H. Erickson and Charles F. Kalmbach to serve on the Company’s board of directors for three-year terms to expire at the Company’s 2010 annual meeting of shareholders.

As a result of the election, the tenure of John F. Bergstrom, James R. Boris and Frederick P. Stratton, Jr. as directors of the Company ended as of June 26, 2007.

The press release issued by the Company on June 26, 2007 in connection with the foregoing matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(a)

Financial Statements of Business Acquired.

Not applicable.

(b)

Pro Forma Financial Information.

Not applicable.

(c)

Shell Company Transactions.

Not applicable.

(d)

Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2007	MIDWEST AIR GROUP, INC.

By: /s/ Carol N. Skornicka
Carol N. Skornicka Senior Vice President – Corporate Affairs, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 26, 2007